UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2024

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B30		77375
Tomball, TX
(Address of principal executive offices)		(Zip Code)
(218) 773-7564
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2024, RiceBran Technologies (the “Company”) and Funicular Funds, LP, a Delaware limited partnership (“Funicular”) entered into a Secured Promissory Note, dated as of October 9, 2024, by and among the Company, Funicular, as holder, Golden Ridge Rice Mills, Inc. (“Golden Ridge”), as guarantor, and MGI Grain Incorporated (“MGI Grain”), as guarantor (the “New Funicular Note”). The New Funicular Note increases the initial and delayed draw amount under the previously disclosed Secured Promissory Note, dated as of September 16, 2024, by and among the Company, Funicular, as holder, Golden Ridge, as guarantor, and MGI Grain, as guarantor (the “Funicular Note”) from $1.1 million to $1.5 million. The New Funicular Note contains substantially the same terms and conditions as the Funicular Note, which were previously disclosed on a Form 8-K filed by the Company on September 23, 2024 (the “Prior 8-K”). The terms of the Funicular Note described in the Prior 8-K are incorporated by reference in this Item 1.01.

To date, $1.3 million has now been advanced to and borrowed by the Company under the Funicular Note. The foregoing is a summary of the New Funicular Note and is subject in its entirety to the full text of the New Funicular Note, which is attached as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under Item 1.01 with respect to the Funicular Note is hereby incorporated by reference in response to this Item 2.03 of Form 8-K.

Item 4.01	Change in Registrant’s Certifying Accounting

On October 10, 2024, WithumSmith+Brown, PC (“Withum”) notified the Company that they were resigning as the Company’s independent registered public accounting firm. Withum had served as the Company’s independent registered public accounting firm since 2023.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through October 10, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Withum and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the independent registered public accounting firm’s satisfaction, would have caused the independent registered public accounting firm to make reference to the subject matter of the disagreement in connection with audited reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through October 10, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

Withum’s reports on the Company’s consolidated financial statements for the most recent fiscal year ended December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Withum’s most recent report, which contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

The Company provided Withum with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company requested that Withum furnish it with a letter addressed to the SEC stating whether Withum agrees with the statements made by the Company regarding Withum in this Report and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated October 14, 2024, to the SEC is filed as Exhibit 16.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Secured Promissory Note, dated as of October 9, 2024, by and among RiceBran Technologies, Funicular Funds, LP, as holder, Golden Ridge Rice Mills, Inc., as guarantor, and MGI Grain Incorporated, as guarantor.
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES
Date: October 15, 2024	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary